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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2004

INFINIUM LABS, INC.

(Exact name of registrant as specified in its charter)

             Delaware

000-50535

    65-1048794

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2033 Main Street, Suite 309, Sarasota, Florida

34237

(Address of Principal Executive Offices)

(Zip Code)

(941) 917-0788

Registrant’s telephone number, including area code

Global Business Resources, Inc.

22154 Martella Avenue

Boca Raton, Florida  33433

(Former name or former address, if changed since last report)

SEC 873 (06/2003)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.  Change in Control of Registrant

As a result of the Merger described in Item 2 below, a change in control of the registrant occurred.  In connection with the Merger, the founder, controlling stockholder and sole director and officer of the registrant, Peter J. Goldstein, transferred to the registrant for cancellation 10,000,000 shares of common stock of the registrant, par value $.0001 per share (“Common Stock”), and resigned as a director and officer of the registrant.  Pursuant to the Merger, the stockholders of Old Infinium (as defined in Item 2) became entitled to receive shares representing 82.35% of the outstanding Common Stock of the registrant after the Merger.  Two founders of Old Infinium, Timothy M. Roberts and Robert Shambro, became entitled to receive shares representing 39.54% and 17.16% of the outstanding Common Stock of the registrant after the Merger, respectively.  Following the Merger, the two directors of Old Infinium, Timothy M. Roberts and Richard Angelotti, became the two directors of the registrant and the officers of Old Infinium became the officers of the registrant.

Item 2.  Acquisition or Disposition of Assets

On January 5, 2004, the registrant acquired Infinium Labs Operating Corporation, a Delaware corporation formerly known as Infinium Labs Corporation (“Old Infinium”), through a merger of Global Infinium Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the registrant (the “Merger Sub”), with and into Old Infinium (the “Merger”).  The Merger was consummated pursuant to an Agreement and Plan of Merger dated December 24, 2003 among the registrant, Old Infinium, the Merger Sub and Peter J. Goldstein.  Pursuant to the Merger, Old Infinium became a wholly-owned subsidiary of the registrant and each stockholder of Old Infinium at the time of the Merger became entitled to receive 0.1570833 shares of Common Stock of the registrant for each share of common stock of Old Infinium, par value $.001 per share, held by such stockholder at the time of the Merger.  The exchange rate was determined by arms’-length negotiations between the management and principal stockholders of the registrant and Old Infinium.  Following the Merger and related transactions, there were 4,577,761 shares of Common Stock of the registrant outstanding, of which 3,769,961 shares of Common Stock were issued to the stockholders of Old Infinium pursuant to the Merger.  In connection with the Merger, Peter J. Goldstein transferred 10,000,000 shares of Common Stock to the registrant in exchange for all of the outstanding shares of a subsidiary of the registrant.  In addition, another stockholder of the registrant transferred 90,000 shares of Common Stock to the registrant to satisfy a condition to Old Infinium’s obligation to proceed with the Merger.  Prior to the Merger, no director, officer or affiliate of the registrant had any material relationship with any director, officer or affiliate of Old Infinium.

Item 5.  Other Events and Regulation FD Disclosure

Following the Merger and the other transactions contemplated by the Merger Agreement, the business and operations of Old Infinium represent substantially all of the business and operations of the registrant.  For purposes of this Item 5, the terms “the Company”, “we”, “us” and similar expressions refer to the registrant and Old Infinium collectively except where the context indicates that the reference is to the registrant or Old Infinium individually.  The discussion below uses the terms Phantom Game Console™ and PhantomNet VPGN™, both of which are our registered trademarks.

Our Business

Overview

We believe that we are positioned to be a leader in the “pervasive gaming/interactive entertainment” market by introducing, marketing and selling the first combination gaming console and broadband gaming network, Phantom Gaming System and PhantomNet VPGN.  Our system and network are designed to allow consumers to search, preview, purchase and play a large selection of interactive entertainment (video games) online.  Our mission is to provide users with the ultimate gaming experience by developing a leading edge video gaming system and an online game service that provides on-demand access to an extensive selection of games and interactive entertainment via a broadband Internet connection.

Our goal is to take advantage of current inefficiencies in the video gaming market that stem from hardware limitations imposed by the proprietary systems of the dominant video game manufacturers and software limitations attributable to retail marketing limitations and piracy.  The proprietary game platforms of the three largest game platform manufacturers – Sony, Microsoft and Nintendo – impose significant costs on publishers and game developers by requiring them to buy licenses and software development kits (SDK’s) and to either limit their distribution alternatives or develop the game for multiple platforms.  Because most games are distributed in boxed format at retail outlets, only the top-selling games in select genres are typically stocked, which amounts to approximately 200 titles at best and even fewer in many popular retail outlets.  This leaves most game publishers and developers searching for alternative distribution systems as either a primary or supplemental source of revenue.

The concept of our system is to create a uniform gaming platform for which game developers can develop games which can, in turn, be safely distributed though a broadband network.  Our system will benefit game developers by allowing them to develop games that are not unique to a single game platform.  At the same time, game developers will have a more versatile outlet for their games than the retail channels that currently exist while the risk of piracy is reduced.  Over time, game developers should be willing to invest more in developing more sophisticated games because they will have a greater certainty of generating a return on their investment.  Our system will benefit consumers by providing greater variety in the video games readily accessible as well as greater convenience.  Our game selection will not be limited by floor space or other constraints and consumers will have access to more than just the current

“hot” games.  Consumers will be able to select their games in their own homes and will not be subject to the “no return if opened” risk imposed by retailers to combat piracy.  Instead, consumers will be able to preview and rent video games before they buy them.

Our System

Our system consists of two interrelated components:  a game console, the Phantom Gaming System, and an interactive gaming network, PhantomNet VPGN.  The game system will be purchased by the consumer so that the consumer can gain access to our gaming network.

The System.  The Phantom Gaming System differs from current game consoles in a number of significant respects.  First, it is built from high-end components that are not proprietary to the Company and which are readily available.  Its primary components consist of a computer processor, computer motherboard, large hard disk drive and video card.  By using components that are not specifically designed for the Phantom system, we plan to minimize our manufacturing costs by being able to purchase components from multiple manufacturers.  We also plan to achieve manufacturing flexibility because we will not have to buy as many components to maintain a channel of supply because the components are not being made only for us.  The use of non-proprietary components will also permit the Phantom system to more gradually evolve, rather than being abruptly replaced every three to five years like other game consoles.

The Phantom system differs functionally from other game consoles in that it does not use external media to play games.  The Phantom only plays content downloaded through our gaming network, it does not use disks, cartridges or other media that can easily be lost, damaged or copied.  Instead, content is downloaded in real time to the internal hard drive of the system to enable game play.  Because game content is not stored on media tied to a particular system, the introduction of more powerful systems in the future will not impair the ability of owners of earlier generation systems to access games. The one aspect of the Phantom system that is proprietary is the manner in which it connects to our gaming network as discussed more below.

The Phantom system is a “family room” unit that is designed to fit in any typical entertainment center and be integrated into a family’s home entertainment system.  The back of the Phantom easily connects like a DVD player or DVR.  The ports have been added to make it ready to hook-up to a high-end A/V receiver or any standard television right out of the box.  It is equipped with a wireless keyboard, mouse and controller and can connect to our gaming network by connecting directly to a cable or DSL line or connecting through a LAN or, with an optional wireless network card, a wireless LAN.  There are four controller ports to enable multi-player gaming and two USB ports to provide flexibility for added peripherals.

Our first Phantom system prototype was completed in March 2003.  We have received thousands of requests from people seeking to be beta testers of our system.  We plan to roll-out our system to over 100 beta testers during the first quarter of 2004.  The ultimate launch date for our system will depend on the results of our beta testing and other factors.

The Phantom Gaming Service.  The Phantom Gaming Service is a virtual private gaming network or VPGN designed to allow a consumer to turn on our system and immediately start playing games from our collection.  The broad selection will allow families to enjoy classic board-based games, allow children to play interactive educational games, and allow moderate to hardcore gamers to have the ability to play sophisticated, hardware intensive games.  The consumer can access all of this without ever having to go to a store to purchase the games.

This subscription-based service differentiates itself by giving consumers several options.  Subscribers will have access to subscription hit list that will consist of a minimum of 50 games.  Their basic subscription will entitle them to play the games that are then on this list without additional charge.  Subscribers will also have access to other games to rent or purchase.  They can  demo games before they buy, purchase games-on-demand, and purchase 3-day game rentals.  Subscribers will also be able to purchase a perpetual license for their favorite games.

When a subscriber selects the desired game, the game will start “streaming” to the subscriber’s Phantom, and game play will start.  Since no installation will be required for game play, the subscriber’s internal hard drive will remain uncluttered. With regular game rotation of our subscription hit list, new games will be introduced to the subscriber. All records of the previous subscription hit list will be removed from the subscriber’s Phantom.

We intend to offer the largest selection of game software available.  Because of Phantom’s PC architecture, thousands of game titles can be licensed and loaded to Phantom’s platform.  There is currently a pool of over 30,000 game titles available for this platform.  We intend to implement a game selection process that will bring the best games and widest variety from each genre.  Our management team has been involved in high-level discussions with more than 200 game developers regarding making their software available on our platform.

We plan to build our network to also support the following features:

•

Peer to Peer Video Conferencing

•

Instant Messaging, compatible with Yahoo, ICQ, MSN and AIM (AOL Instant Messenger)

•

Games-on-Demand

•

PGR™

-  Phantom Game Rental™

•

Game Video Trailers

•

Communities, Newsgroups, Forums, Message Boards, News

•

Multiplayer Tournaments and contests

•

Phantom to PC multi-player gaming

The most important aspect of our service is that it is a “private” network.  As such, it is designed to be able to be accessed only by subscribers though our Phantom systems.  The Phantom system is designed as a “closed box” so that it cannot be breached externally, and will contain a series of authentication protocols.  Our network will communicate using HTTPS with mutual SSL Authentication.  Customers will download using SFTP with trusted host key and key agreements.  The security of our network is an essential element of our service to protect game content from piracy.

Management

Timothy M. Roberts, Chairman and Chief Executive Officer (co-founder)

Tim is the driving force, visionary and co-founder of Infinium Labs.  In the years before the Internet, Tim built a reputation as one of the pioneers of computer networking via bulletin boards (BBS) and Arpanet, a precursor to today’s World Wide Web.  Tim is responsible for launching a variety of successful high technology companies as founder or seed investor.  Two of his most successful startups as a founder are broadband services provider Savvis Communications (NASDAQ: SVVS) and netsourcing service provider Intira Corporation which was sold to Divine Interventures (NASDAQ: DVIN).  As a seed investor, Tim helped launch Phoenix Networks, a nationwide DSL provider that was sold to MegaPath Networks.  The PhantomNet-VPGN is an extension of Tim’s experience developed during his tenure at Savvis and Intira, both companies managing and delivering large data resources.

Kevin Bachus, President and Chief Operating Officer

Kevin Bachus has nearly 20 years experience in the game development industry as a developer, marketer, production executive and platform manufacturer. Kevin was a founding member of the Xbox project team at Microsoft Corporation, where he was instrumental in the development of the Xbox videogame console.  Kevin served as the company's first director of third party relations and led efforts that brought the hottest games to Xbox from more than 200 of the world's leading developers and publishers. Kevin previously served as the group product manager for DirectX, where he was responsible for promoting Windows as an entertainment vehicle and ensuring that the DirectX suite of tools became the primary choice for games and multimedia developers.

Tom Wong, Chief Financial Officer and Treasurer

Tom brings extensive depth and experience to the Company from the banking and interactive entertainment industries.  Tom has managed corporate and international banking, and corporate finance for a large number of fast-growing regional banks and technology companies. These include, NCNB (now Bank of America), Dominion Bankshares (now Wachovia), Morgan Laboratories and Titus Software. Tom was CFO of Titus Software, the US subsidiary of Titus Interactive, a French third party video game publisher, where he was responsible for the finances of the company.  He was a member of the team responsible for the acquisition by Titus of Interplay Entertainment.

Charles N. Cleland, Jr., General Counsel and Secretary

Prior to joining the Company in December 2003, Charles practiced law for over thirteen years, the last 9 of which were at the Sarasota law firm of Icard, Merrill, Cullis, Timm, Furen & Ginsburg, P.A.  He is a graduate of Florida State University and the Mercer University School of Law. He is a member of the Sarasota County and American Bar Associations.

Capitalization

Our authorized capital consists of 50,000,000 million shares of Common Stock and 10,000,000 shares of preferred stock, par value $.0001 per share (“Preferred Stock”).  Following the Merger and related transactions, we had 4,577,761 shares of Common Stock outstanding.  On January 7, 2004, we issued 114,500 shares of Common Stock in a private placement for consideration of $5.00 per share.  Also on January 7, 2004, our Board of Directors declared a stock dividend of 4 shares of Common Stock for each share of Common Stock outstanding on January 19, 2004 (the “Record Date”).  The stock dividend is payable on the Record Date to holders of record of Common Stock as of the Record Date.  After the Record Date, we will have a total of 23,461,305 shares of Common Stock issued and outstanding.  We do not have any Preferred Stock outstanding.

Risks Associated with our Business

Our business is subject to a number of risks and uncertainties, some of which are outlined below.  The matters outlined below are not the only risks and uncertainties we face.

Limited Operating History

Old Infinium has been in existence since December 2002.  To date, the Company’s principal activities have consisted of planning and developing its product and its marketing and operational strategies.  The Company’s prospects must be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by companies in their early stages of development.  These risks include our ability to develop new relationships and maintain existing relationships with manufacturers, distributors, advertisers, and other third parties; further develop and upgrade our technology; respond to competitive developments; implement and improve operational, financial and management information systems; and attract, retain and motivate qualified employees.

Limited Resources

The Company may need to obtain additional funding in the future in order to: (i) fund the final phases of product development and launch, (ii) finance additional growth and working capital requirements; (iii) respond to competitive pressures; (iv) fund costs associated with strategic marketing alliances; and (v) respond to other opportunities or challenges as they arise.  Additional equity financing may result in dilution of the Company’s stockholders.  Debt financing will result in higher interest expense.  The amount of any such debt cannot be predicted at this time, nor can the ability of the Company to obtain or service such debt be predicted.  Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to the Company.  Failure to obtain additional financing could have a material adverse effect on the operations and financial performance of the Company.

Competition

We will compete directly with a large number of hardware manufacturers, Internet sites, media companies, and other companies providing gaming and entertainment services.  Our competitors include companies offering communications, information and entertainment services either on a stand alone basis or integrated into other products and media properties; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own Internet portals to which they would direct their customers.

Our competitors generally have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours.  In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products or services to address the needs of our prospective clients.  We cannot be certain that we will be able to successfully compete against current or future competitors.  In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies and companies to provide or enhance such capabilities.  Any of these efforts could have a material adverse effect on our business, operating results and financial condition and be dilutive to our stockholders.

Uncertainty of Future Results of Operations

Because the Company has a limited operating history, the Company is unable to accurately forecast its revenues.  The Company currently intends to increase substantially its operating expenses in order to, among other things:  (i) expand its current operations; (ii) fund sales and marketing activities; and (iii) hire additional engineering staff.  The Company’s expense levels are based, in part, on its expectations with regard to potential future revenues, and to a large extent such expenses are fixed, particularly in the short term.  To the extent the Company is not successful in generating such revenues, the Company may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce its operating expenses, causing it to forego potential revenue generating activities, either of which could cause a material adverse effect in the Company’s business, results of operations, and financial condition.  In addition, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing or marketing decisions that may adversely affect its revenues.  Advertising and retail sales revenue is also subject to seasonal fluctuations.  These factors add to the difficulty in accurately forecasting revenue.

Our Products and Services, While Costly to Develop, May Fail to Gain Market Acceptance.

We plan to invest a significant amount of money and resources in the creation of our products and services.  However, our products and services are unproven and may fail to gain market acceptance.  Because the market for our products and services is new and evolving, it is difficult to predict the size of the market and its rate of growth, if any.  We cannot assure you that the market for video game or online gaming entertainment services will continue to develop or be sustainable.  If the market fails to develop, develops more slowly than expected or becomes more competitive than is currently expected, our operating results could be adversely affected.

Inability to Anticipate Changes in Consumer Demands

The Company’s products and services appeal primarily to children, teenagers and young adults, whose preferences cannot be predicted with certainty and are subject to rapid change.  The Company’s success depends on its ability to identify gaming and entertainment trends as well as to anticipate, interpret, and react to changing consumer demands in a timely manner.

The Company cannot provide assurances that it will be able to continue to offer the types of games that appeal to its consumers, or that it will satisfy changing consumer demands in the future.  If the Company misjudges the market for its products and services, the Company’s sales may decline significantly.

Risks Associated with Technological Change

The video game and online gaming markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands.  Our future success will depend on our ability to adapt to rapidly changing technologies and to enhance existing solutions and develop and introduce a variety of new solutions to address our customers’ changing demands.  We may experience difficulties that could delay or prevent the successful design, development, introduction or marketing of our products and services.  In addition, our new solutions or enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance.  Material delays in introducing new products and services and enhancements may cause customers to forego purchases of our products and services and purchase those of our competitors.

If we are not be able to Obtain Desirable Game Content our System will not be Attractive to Consumers

We must obtain access to desirable games for our system to make our game console and network attractive to consumers.  We may not be able to obtain adequate desirable games for our system due to a number of factors such as existing relationships or contracts between game developers and the dominant video game manufacturers, our limited operating history and installed base, and our limited financial resources.  There are some desirable games which are available only on proprietary platforms and to which we will never have access.  Even if we are able to obtain desirable game titles, we may not be able to gain access to them when they are first released.  If our competitors have access to the most desirable games before we obtain such access, it will be more difficult for us to sell our system to consumers.

The Cooperation and Alliances with, and Strategic Investments in, Third Parties Undertaken by the Company May Not Produce Successful Results

The Company plans to carry out many activities with other companies such as alliances, joint ventures, and strategic investments, including investments in venture companies.  These activities are important for the Company to introduce its products and services.  However, because results from these activities are largely dependent on business trends as well as the financial condition of partner companies, weak trends or disappointing performance of such partners may adversely affect the success of these activities.  In addition, the success of these activities may be adversely affected by the inability of the Company and its partners to successfully define and reach their common objectives.

Our Competitors Often Provide Internet Access or Computer Hardware to Our Users, and Our Competitors Could Make it Difficult for Our Users to Access Our Services.

Our users must access our online services through an Internet service provider, or ISP, with which the user establishes a direct billing relationship using a personal computer or other access device.  To the extent that an access provider, such as MSN, or a computer or computing device manufacturer offers online services or properties that are competitive with those of the Company, the user may find it more convenient to use the services or properties of that access provider or manufacturer.

In addition, the access provider or manufacturer may make it difficult to access our services by not listing them in the access provider’s or manufacturer’s own directory.  Also, because an access provider gathers information from the user in connection with the establishment of the billing relationship, an access provider may be more effective than us in tailoring services and advertisements to the specific tastes of the user.  To the extent that a user opts to use the services offered by his or her access provider or those offered by computer or computing device manufacturers rather than the services provided by us, our business, operating results and financial condition will be materially adversely affected.

The Company May Be Subject to Financial and Reputational Risks Due to Product Quality Issues

Corresponding to rapid advancements in gaming technologies and related equipment, such technologies as software and electronic devices that will be utilized in products and services the Company plans to introduce in the market are becoming increasingly sophisticated and complicated.  At the same time, since the technological life cycle is becoming shorter, the Company will be required to introduce products and services in a shorter period of time.  Accordingly, product quality issues present greater risks.  Such issues could adversely affect the Company’s operating activities, generate expenses such as those for product recalls, service, and compensation, or hurt the Company’s brand image, and the Company’s financial results and condition or reputation for quality products may be adversely affected.

We Are Subject to U.S. and Foreign Government Regulation of the Internet

Existing laws and regulations applicable to the Internet relate to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, content regulation, quality of products and services and intellectual property ownership and infringement.  In addition, we will also be subject to new laws and regulations directly applicable to our activities.  Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

Several federal laws could have an impact on our business.  The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others.  The Children’s Online Protection Act and the Children’s Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors.  In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.  Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate Internet transmissions or prosecute us for violations of their laws.  We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future.  Any such developments (or developments stemming from enactment or modification of other laws) could have a material adverse effect on our business, operating results and financial condition.

International Operations

The Company plans to sell its products and services throughout the world.  To date, we have limited experience in marketing, selling and distributing our solutions internationally.  Unfavorable changes in trade protection laws, policies and measures, and other regulatory requirements affecting trade and investment; unexpected changes in regulatory requirements for software; social, political, labor, or economic conditions in a specific country or region, including foreign exchange rates; difficulties in staffing and managing foreign operations; and potential adverse foreign tax consequences, among other factors, could also have a negative effect on the Company’s business and results of operations outside of the United States.

The Company Is Subject to Government Regulatory Changes That Can Limit Its Activities or Increase the Costs of Operations

Various regulations by governments in countries in which the Company plans to do business, such as required business or investment approvals, export regulations based on national-security or other reasons and other export/import regulations such as tariffs, as well as commercial, antitrust, patent, consumer and business taxation, exchange control, and environment/recycling laws and regulations, will apply to the Company.  If the Company is unable to comply with these regulations, they can serve to limit the Company’s activities.  In addition, even if the Company is able to comply, these regulations can result in increased costs.  In either event, the Company’s financial results and financial condition may be adversely affected.

In the case of environmental issues, the Company plans to use aggressive methods to reduce the amount of waste materials, reductions in the use of harmful substances, and comprehensive risk management in manufacturing activities as well as in final products, including the use of lead-free soldering, decreases in the level of standby power and the recycling of products and packaging materials.  Nonetheless, there can be no assurance that the Company can comply in all cases with existing environmental regulations, and new or expanded environmental regulations may adversely affect the Company.

Reliance on Advertising Revenues

We plan to rely in some part on revenues derived from advertising, which are subject to uncertain demands from our potential clients and are difficult to forecast accurately.  Our ability to achieve substantial advertising revenue depends upon: growth of our user base; our user base being attractive to advertisers; our ability to derive better demographic and other information from our users; acceptance by advertisers of the Web as an advertising medium; and our ability to transition and expand into other forms of advertising.

Most of our revenues will be derived from agreements with advertisers or sponsorship arrangements.  In cases where the advertiser is providing services, the agreements may have payments contingent on usage levels.  Many of our advertisers may be Internet companies which, in certain cases, may lack financial resources to fulfill their commitments.  Accordingly, it is difficult to forecast these revenues accurately.  However, our expense levels are based in part on expectations of future revenues and are fixed over the short-term with respect to certain categories.  We may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.  Accordingly, the cancellation or deferral of advertising or sponsorship contracts could have a material adverse effect on our financial results.

General Economic Downturn Could Harm Our Ability to Generate Advertising Revenue

Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns.  The overall market for advertising, including Internet advertising, has been generally characterized in recent quarters by softness of demand and the reduction of marketing and advertising budgets or the delay in spending of budgeted resources.  As a result, advertising spending across traditional media, as well as the Internet, has decreased.

We May Be Unable To Continue To Successfully Manage Rapid Growth.

We plan to dramatically increase the scope of our operations both domestically and internationally, in both sales and marketing as well as technological development.  We expect that we will need to continue to improve our financial and managerial controls, reporting procedures and systems.  In addition, we will now need to comply with the regulation imposed by the Securities Exchange Act of 1934.  This rapid growth and expansion in operations and regulatory compliance will place a significant strain on our managerial, operational and financial resources.  We expect the number of our employees to increase in the future.  To successfully compete in the evolving gaming industry, we must implement financial and management controls; maintain our reporting systems and procedures; continue to scale our serving systems and upgrade their functional capabilities; and expand, train, retain and manage our work force.  We cannot be certain that our systems, procedures or controls will be adequate to support our expanding operations, or that management will be able to respond effectively to such growth.  Our future results of operations also depend on the expansion of our sales, marketing and customer support departments.

Dependence on Key Personnel

Our success depends upon our senior management and key sales and technical personnel, particularly Timothy M. Roberts, our Chairman and CEO.  The loss of the services of one or more of these persons could materially adversely affect our ability to develop our business.  Our success also depends on our ability to attract and retain qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel.  Competition for such personnel in the video game entertainment industry is intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future.

Dependence on Proprietary Rights and Risk of Infringement

Our success and ability to compete will be substantially dependent on our internally developed technologies and trademarks, which we plan to protect through a combination of patent, copyright, trade secret and trademark law.  Our patent applications or trademark applications may not be approved.  Even if they are approved, such patents or trademarks may be successfully challenged by others or invalidated.  If our trademark registrations are not approved because third parties own such trademarks, our use of such trademarks will be restricted unless we enter into arrangements with such third parties that may be unavailable on commercially reasonable terms.

We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information.  Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies.  The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may license in the future elements of our trademarks, trade dress and similar proprietary rights to third parties.  While we attempt to ensure that the quality of our brand is maintained by these business partners, such partners may take actions that could materially and adversely affect the value of our proprietary rights or our reputation.  Our proprietary rights may not be viable or of value in the future since the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries is uncertain and still evolving.

Dependence on the Web Infrastructure

Our success will depend, in large part, upon the maintenance of the Web infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Web access and services and improved content.  The Web infrastructure may not continue to effectively support the demands placed on it as the Web continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users.  Even if the necessary infrastructure or technologies are developed, we may have to spend considerable amounts to adapt our solutions accordingly.  Furthermore, the Web has experienced a variety of outages and other delays due to damage to portions of its infrastructure.  Such outages and delays could impact the clients using our solutions and the level of user traffic on Web sites on our networks.

Forward Looking Statements

This report contains forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us.  Words such as ‘anticipates,’ ‘expects,’ ‘intends,’ ‘plans,’ ‘believes,’ ‘seeks,’ ‘estimates’ and variations of these words or similar expressions are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those set forth in this report.  We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)

Financial Statements of Old Infinium will be filed by an amendment to this report, which amendment the Company expects to file on or before March 21, 2004.

(b)

Pro Forma Financial Information will be filed by an amendment to this report, which amendment the Company expects to file on or before March 21, 2004.

(c)

The following exhibits are filed as part of this Report:

Exhibit Number

Exhibit Name

Exhibit 2.1

Agreement and Plan of Merger dated December 24, 2003 among the registrant, the Merger Sub, Old Infinium and Peter J. Goldstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 16, 2004

INFINIUM LABS, INC.

By:  /s/ Timothy M. Roberts

Name:  Timothy M. Roberts

Title:  Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

Exhibit Name

Location

Exhibit 2.1  Agreement and Plan of Merger dated as of

Filed herewith

December 24, 2003 by and among Global Business

Resources, Inc., Global Infinium Merger Sub, Inc.,

Infinium Labs Corporation and Peter J. Goldstein